Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Amy Shah	Keith Kolstrom
	610-893-9555 Office	610-893-9551 Office
	amy.shah@te.com	keith.kolstrom@te.com

	Wendy Fries	Matt Vergare
	610-893-9567 Office	610-893-9442 Office
	wendy.fries@te.com	matthew.vergare@te.com

TE CONNECTIVITY REPORTS FISCAL FIRST QUARTER RESULTS

SALES $3.3 BILLION; ADJUSTED EPS $0.66

SCHAFFHAUSEN, Switzerland — Jan. 25, 2012 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 30, 2011.  The company reported net sales of $3.3 billion.  Earnings Per Share from Continuing Operations (GAAP EPS) were $0.59 for the quarter and adjusted EPS were $0.66.  Included in the GAAP EPS were $0.03 per share of restructuring and other charges, $0.01 per share of acquisition-related charges and $0.04 per share of tax items.  Free cash flow was $85 million for the quarter.

Total company orders were $3.2 billion in the first quarter.  The book-to-bill ratio was 0.95 overall, and 0.98 excluding the Subsea Communications business.

“The first quarter was a slow start to our fiscal year due to lower-than-expected demand in our Communications and Industrial Solutions segment and our Telecom Networks business.  This more than offset continued strength in our Transportation Solutions segment,” said TE Connectivity Chief Executive Officer Tom Lynch.  “We delivered adjusted operating margins above 12 percent despite the lower sales volume due to pricing and cost reduction actions we implemented in the second half of last year.”

2012 OUTLOOK

For the second quarter, the company expects net sales of $3.3 to $3.4 billion and adjusted EPS of $0.64 to $0.68.  GAAP EPS are expected to be $0.57 to $0.61, including restructuring and acquisition-related charges of $0.07.

For the full year, the company expects sales of $13.8 to $14.2 billion and adjusted EPS of $2.90 to $3.10.  GAAP EPS are expected to be $2.70 to $2.90, including restructuring and acquisition-related charges of $0.20.  This compares to fiscal 2011 revenue of $14.0 billion and adjusted EPS of $3.03 excluding the additional week in the year.

“We expect second quarter sales and earnings to be similar to the first quarter.  We also expect our second half sales to increase by approximately 10 percent compared to the first half due to normal seasonal increases and the completion of customer inventory corrections,” said Lynch.  “At these sales levels, our adjusted operating margins should return to about 14 percent.”

This outlook assumes current foreign exchange and commodity rates and does not include the results from the planned Deutsch acquisition.

FISCAL FIRST QUARTER RESULTS

($ in millions)	Dec. 30, 2011	Dec. 24, 2010	YoY
Net Sales	$3,309	$3,200	3%
Operating Income	$378	$400	(6)%
Restructuring and Other Charges	$19	$4
Acquisition Related Charges	$4	$59
Adjusted Operating Income	$401	$463	(13)%
Operating Margin	11.4%	12.5%
Adjusted Operating Margin	12.1%	14.5%

ADDITIONAL ITEMS

•                  On November 29, 2011, the company made an irrevocable and binding offer to purchase the outstanding share capital of Deutsch Group SAS.  After completion of the required consultation with Deutsch’s French workers councils, the offer was accepted on December 8, 2011. On December 14, 2011, the company and the sellers entered into a sale and purchase agreement.

•                  At the company’s Annual General Meeting of Shareholders on March 7, 2012, shareholders will be asked to approve a recommendation to increase the quarterly dividend by 17 percent to $0.21 per share for the four fiscal quarters beginning with the third quarter of 2012.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EST.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1059. The telephone dial-in number for participants outside the United States is (612) 234-9960.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. EST on January 25, 2012 and ending at 11:59 p.m. EST on February 1, 2012. The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 231116.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions and divestitures, if any, and an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length.  Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity and the impact of an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length.  The limitation of this measure is that it excludes items that have an impact on our sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”).  We utilize Adjusted

Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It also is a significant component in our incentive compensation plans.  Adjusted Operating Income is a useful measure for investors because it better reflects our underlying operating results, trends, and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income.  This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”).  We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  It also is a significant component in our incentive compensation plans.  This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”).  We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense.  This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”).  We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult.  It also is a significant component in our incentive compensation plans.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our cash generation which is free from any significant existing obligation.  It also is a significant component in our incentive compensation plans.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from net capital expenditures, voluntary pension contributions, and special items, if any.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters and pre-separation litigation payments, also are considered by management in evaluating free cash flow.  We believe investors should consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, dividends and our planned acquisition of Deutsch Group SAS (“Deutsch”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the acquisition of Deutsch may not be consummated; the risk that a regulatory approval that may be required for the Deutsch acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that Deutsch’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch acquisition may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 30,	December 24,
	2011	2010
	(in millions, except per share data)

Net sales	$3,309	$3,200
Cost of sales	2,326	2,179
Gross margin	983	1,021
Selling, general, and administrative expenses	398	402
Research, development, and engineering expenses	184	163
Acquisition and integration costs	4	17
Restructuring and other charges, net	19	39
Operating income	378	400
Interest income	5	5
Interest expense	(38)	(35)
Other income, net	1	12
Income from continuing operations before income taxes	346	382
Income tax expense	(92)	(113)
Income from continuing operations	254	269
Income (loss) from discontinued operations, net of income taxes	8	(3)
Net income	262	266
Less: net income attributable to noncontrolling interests	(2)	(1)
Net income attributable to TE Connectivity Ltd.	$260	$265

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$252	$268
Income (loss) from discontinued operations	8	(3)
Net income	$260	$265

Basic earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.59	$0.60
Income (loss) from discontinued operations	0.02	—
Net income	$0.61	$0.60

Diluted earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.59	$0.60
Income (loss) from discontinued operations	0.02	(0.01)
Net income	$0.61	$0.59

Dividends and cash distributions paid per common share of TE Connectivity Ltd.	$0.18	$0.16

Weighted-average number of shares outstanding:
Basic	425	444
Diluted	429	449

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 30,	September 30,
	2011	2011
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,390	$1,219
Accounts receivable, net of allowance for doubtful accounts of $41 and $39, respectively	2,241	2,425
Inventories	1,918	1,939
Prepaid expenses and other current assets	625	646
Deferred income taxes	403	403
Total current assets	6,577	6,632
Property, plant, and equipment, net	3,090	3,163
Goodwill	3,569	3,586
Intangible assets, net	638	655
Deferred income taxes	2,322	2,365
Receivable from Tyco International Ltd. and Covidien plc	1,068	1,066
Other assets	259	256
Total Assets	$17,523	$17,723

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$896	$1
Accounts payable	1,393	1,483
Accrued and other current liabilities	1,434	1,772
Deferred revenue	97	145
Total current liabilities	3,820	3,401
Long-term debt	1,950	2,668
Long-term pension and postretirement liabilities	1,174	1,204
Deferred income taxes	333	333
Income taxes	2,139	2,122
Other liabilities	517	511
Total Liabilities	9,933	10,239
Commitments and contingencies
Equity:
TE Connectivity Ltd. Shareholders’ Equity:
Common shares, 463,080,684 shares authorized and issued, CHF 1.37 par value	593	593
Contributed surplus	7,578	7,604
Accumulated earnings	344	84
Treasury shares, at cost, 37,351,457 and 39,303,550 shares, respectively	(1,184)	(1,235)
Accumulated other comprehensive income	250	428
Total TE Connectivity Ltd. shareholders’ equity	7,581	7,474
Noncontrolling interests	9	10
Total Equity	7,590	7,484
Total Liabilities and Equity	$17,523	$17,723

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 30,	December 24,
	2011	2010
	(in millions)
Cash Flows From Operating Activities:
Net income	$262	$266
(Income) loss from discontinued operations, net of income taxes	(8)	3
Income from continuing operations	254	269
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	143	133
Deferred income taxes	52	105
Provision for losses on accounts receivable and inventories	27	6
Share-based compensation expense	18	22
Other	(9)	(12)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	88	7
Inventories	(83)	(106)
Prepaid expenses and other current assets	18	43
Accounts payable	(44)	4
Accrued and other current liabilities	(211)	(345)
Income taxes	(13)	—
Deferred revenue	(46)	(12)
Long-term pension and postretirement liabilities	7	22
Other	9	18
Net cash provided by continuing operating activities	210	154
Net cash used in discontinued operating activities	(3)	—
Net cash provided by operating activities	207	154
Cash Flows From Investing Activities:
Capital expenditures	(130)	(117)
Proceeds from sale of property, plant, and equipment	5	8
Proceeds from sale of short-term investments	—	37
Acquisition of business, net of cash acquired	—	(717)
Other	(1)	(4)
Net cash used in investing activities	(126)	(793)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	179	(100)
Proceeds from long-term debt	—	249
Proceeds from exercise of share options	12	24
Repurchase of common shares	(17)	(45)
Payment of common share dividends and cash distributions to shareholders	(77)	(71)
Other	(7)	(4)
Net cash provided by continuing financing activities	90	53
Net cash provided by discontinued financing activities	3	—
Net cash provided by financing activities	93	53
Effect of currency translation on cash	(3)	3
Net increase (decrease) in cash and cash equivalents	171	(583)
Cash and cash equivalents at beginning of period	1,219	1,990
Cash and cash equivalents at end of period	$1,390	$1,407

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$53	$8

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$210	$154
Capital expenditures, net	(125)	(109)
Free cash flow (1)	$85	$45

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 30,		December 24,
	2011		2010
	($ in millions)
Net Sales:
Transportation Solutions	$1,405		$1,311
Communications and Industrial Solutions	1,075		1,223
Network Solutions	829		666
Total	$3,309		$3,200

Operating Income:
Transportation Solutions	$223	15.9%	$189	14.4%
Communications and Industrial Solutions	76	7.1%	181	14.8%
Network Solutions	79	9.5%	30	4.5%
Total	$378	11.4%	$400	12.5%

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended December 30, 2011						Segment’s Total Net Sales for the
	versus Net Sales for the Quarter Ended December 24, 2010						Quarter Ended
	Organic (1)		Translation (2)	Acquisition	Total		December 30, 2011
			($ in millions)
Transportation Solutions (3):
Automotive	$76	6.5%	$4	$—	$80	6.9%	88%
Aerospace, Defense, and Marine	14	9.1	—	—	14	8.9	12
Total	90	6.8	4	—	94	7.2	100%
Communications and Industrial Solutions (3):
Industrial	(55)	(15.1)	2	—	(53)	(14.4)	29
Consumer Devices	(37)	(11.6)	4	—	(33)	(10.4)	26
Data Communications	(52)	(19.7)	2	—	(50)	(19.1)	20
Appliance	(28)	(15.0)	—	—	(28)	(14.6)	15
Touch Solutions	15	17.7	1	—	16	18.8	10
Total	(157)	(12.9)	9	—	(148)	(12.1)	100%
Network Solutions (3):
Telecom Networks	(2)	(1.1)	(2)	148	144	75.0	40
Energy	(8)	(4.0)	(1)	—	(9)	(4.4)	24
Enterprise Networks	6	4.9	(3)	37	40	31.7	20
Subsea Communications	(12)	(8.5)	—	—	(12)	(8.4)	16
Total	(16)	(2.6)	(6)	185	163	24.5	100%
Total	$(83)	(2.6)%	$7	$185	$109	3.4%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended December 30, 2011						Segment’s Total
	versus Net Sales for the Quarter Ended September 30, 2011						Net Sales for the
	Organic (1)		Translation (2)	Impact of 14th Week (3)	Total		Quarter Ended December 30, 2011
			($ in millions)
Transportation Solutions (4):
Automotive	$35	2.6%	$(38)	$(102)	$(105)	(7.8)%	88%
Aerospace, Defense, and Marine	(12)	(6.3)	(3)	(10)	(25)	(12.8)	12
Total	23	1.5	(41)	(112)	(130)	(8.5)	100%
Communications and Industrial Solutions (4):
Industrial	(70)	(16.9)	3	(30)	(97)	(23.5)	29
Consumer Devices	(23)	(6.9)	—	(23)	(46)	(14.0)	26
Data Communications	(46)	(16.7)	(2)	(16)	(64)	(23.2)	20
Appliance	(29)	(13.9)	(1)	(14)	(44)	(21.2)	15
Touch Solutions	(8)	(7.0)	(1)	(8)	(17)	(14.4)	10
Total	(176)	(13.0)	(1)	(91)	(268)	(20.0)	100%
Network Solutions (4):
Telecom Networks	(77)	(17.0)	(2)	(34)	(113)	(25.2)	40
Energy	(31)	(12.5)	(5)	(14)	(50)	(20.3)	24
Enterprise Networks	(9)	(4.8)	(6)	(16)	(31)	(15.7)	20
Subsea Communications	—	—	—	(10)	(10)	(7.1)	16
Total	(117)	(11.3)	(13)	(74)	(204)	(19.7)	100%
Total	$(270)	(6.9)%	$(55)	$(277)	$(602)	(15.4)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, the impact of changes in foreign currency exchange rates, and the impact of an additional week in the fourth quarter of fiscal 2011.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Represents the impact of an additional week in the fourth quarter of fiscal 2011.

(4) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$223	$4	$(4)	$—	$223
Communications and Industrial Solutions	76	—	17	—	93
Network Solutions	79	—	6	—	85
Total	$378	$4	$19	$—	$401

Operating Margin	11.4%				12.1%

Income Tax Expense	$(92)	$—	$(8)	$17	$(83)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$252	$4	$11	$17	$284

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.59	$0.01	$0.03	$0.04	$0.66

(1) Primarily relates to income tax expense associated with certain non-U.S tax rate changes.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 24, 2010

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$189	$—	$1	$190
Communications and Industrial Solutions	181	—	3	184
Network Solutions	30	59	—	89
Total	$400	$59	$4	$463

Operating Margin	12.5%			14.5%

Income Tax Expense	$(113)	$—	$(1)	$(114)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$268	$59	$3	$330

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.60	$0.13	$0.01	$0.73

(1) Includes $35 million of restructuring charges, $17 million of ADC acquisition and integration costs, and $7 million of non-cash amortization associated with fair value adjustments to acquired inventories and customer order backlog recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(6)	$205
Communications and Industrial Solutions	146	—	1	147
Network Solutions	48	48	1	97
Total	$405	$48	$(4)	$449

Operating Margin	11.7%			12.9%

Income Tax Expense	$(74)	$(26)	$—	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$299	$22	$(4)	$317

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.67	$0.05	$(0.01)	$0.71

(1) Includes $30 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $17 million of restructuring charges, and $1 million of ADC acquisition and integration costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$237	$—	$4	$241
Communications and Industrial Solutions	103	—	57	160
Network Solutions	125	23	1	149
Total	$465	$23	$62	$550

Operating Margin	11.9%			14.1%

Income Tax Expense	$(115)	$(7)	$(17)	$(139)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$326	$16	$45	$387

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.75	$0.04	$0.10	$0.89

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$848	$—	$(14)	$—	$834
Communications and Industrial Solutions	564	—	76	—	640
Network Solutions	329	142	5	—	476
Total	$1,741	$142	$67	$—	$1,950

Operating Margin	12.2%				13.6%

Income Tax Expense	$(376)	$(36)	$(20)	$(35)	$(467)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,248	$106	$47	$(21)	$1,380

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.82	$0.24	$0.11	$(0.05)	$3.12

(1) Includes $82 million of restructuring charges, $41 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Quarter Ended September 30, 2011

		Adjustments				Adjustment
		Acquisition	Restructuring		14 Weeks		13 Weeks
	14 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items	(Non-GAAP) (2)	14th Week	(Non-GAAP) (3)
	($ in millions, except per share data)

Operating Income	$465	$23	$62	$—	$550	$(53)	$497

Operating Margin	11.9%				14.1%		13.7%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.75	$0.04	$0.10	$—	$0.89	$(0.08)	$0.81

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.
(2) See description of non-GAAP measures contained in this release.
(3) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.

For the Year Ended September 30, 2011

		Adjustments				Adjustment
		Acquisition	Restructuring		53 Weeks		52 Weeks
	53 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items (2)	(Non-GAAP) (3)	53rd Week	(Non-GAAP) (4)
	($ in millions, except per share data)

Operating Income	$1,741	$142	$67	$—	$1,950	$(53)	$1,897

Operating Margin	12.2%				13.6%		13.5%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.82	$0.24	$0.11	$(0.05)	$3.12	$(0.08)	$3.03

(1) Includes $82 million of restructuring charges, $41 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.
(4) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.